Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Healthy Choice Wellness Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Maximum Aggregate Offering Price(1)(2)		Fee Rate		Amount of Registration Fee
Fees to be paid	Equity	Class A Common Stock, $0.001 par value per share	457(o)	1,880,000		$18,800,000		$0.0001476	$2,774.88
	Equity	Class B Common Stock, $0.001 par value per share	457(o)	7,520,000		$75,200,000		$0.0001476	$11,099.52
	Equity	Class A Common Stock, $0.001 par value per share(3)	457(i)	7,520,000	$		$		$0	(4)

	Total Offering Amounts								$13,874.40
	Total Fees Previously Paid								$10,865.72
	Total Fee Offsets Net Fee Due								$3,008.68

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee		Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	Healthy Choice Wellness Corp.	Form S-1	333-274435	October 27, 2023	October 27, 2023	10,865.72	Equity	Common Stock, par value $0.001	N/A	$	N/A	$10865.72	(5)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	The registrant is also registering 7,520,000 shares of Class A common stock that are issuable upon conversion for the 7,520,000 shares of its Class B common stock.

(4)	No separate consideration will be received for the shares of Class A common stock issuable upon conversion of the Class B common stock, and, therefore, no registration fee for those shares is required pursuant to Rule 457(i) under the Securities Act.

(5)

Filing fee credited again prior amounts paid. These shares were originally included in the Form S-1 (333-274435) previously filed but are now being included in a separate registration statement on Form S-1